Exhibit 10.3.2 - English Translated Version of Portuguese Document

                           MEMORANDUM OF UNDERSTANDING


By this present Agreement entered into by, on the one side, SUPPLYCONSULT, a company with its Head Office in Germany at Karolinen Platz 5, 80333, Muenchen, hereinafter referred to as "SUPPLY", in this act represented by its Director, Hans W. Biener, bearing the passport no. 3208063701 issued by the Federal Republic of Germany, and on the other side, CIDINES DA SILVA BATISTA, Brazilian, single, bearing the Identity Card No. 33943-62 issued by SSP-PA, and duly enrolled in the Individual Taxpayer's Register under no. CIC 628.603.302-59, with address at 18 Rua, Cidade Alta, Bairro Bella Vista, no. 680, in the city of Itaituba, state of Para, hereinafter referred to as 'PERMITTEE", and collectively referred to as "CONTRACTING PARTIES", SUPPLY and PERMITTEE have decided amongst themselves as righteous and agreed upon the following:

A. WHEREAS PERMITTEE is the beneficial titleholder of certain mineral rights located in the region of Gleba Surubim, known as GARIMPO OURO MIL, in the Municipality of Itaituba, state of Para, under the Process DNPM no. 850415/2004 and with the exploration licence requirement filed before the DNPM on 30JUL2004, those certain mineral rights hereinafter referred to as GARIMPO OURO MIL, being the said mineral rights, for their better understanding, specified in Attachment A hereto.

B. WHEREAS SUPPLY is interested in acquiring the mineral rights to GARIMPO OURO MIL, and for such purpose shall be granted access to information gathered on site by the ASSIGNORS.

C. WHEREAS SUPPLY (ASSIGNEE) has the necessary technological means to survey and develop the economic potential of the gold mineral reserves as well as the required resources to carry out exploration work in GARIMPO OURO MIL.

D. WHEREAS the CONTRACTING PARTIES wish to enter into and celebrate an Agreement for the Assignment and Transfer of Mineral Rights and for such purpose SUPPLY agrees to enter in a process of incorporating a Brazilian legal entity of which SUPPLY will be either a partner or the newly incorporated company shall act as Purchaser's appointee of the mineral rights comprised in the GARIMPO OURO MIL. In order to preserve the negotiations, the parties agree to execute this instrument, hereinafter referred to as "MEMORANDUM OF UNDERSTANDING", and having as its object the establishment of the right and obligations of the CONTRACTING PARTIES among themselves and any third party. A definitive Agreement for the Assignment and Transfer of Mineral Rights shall be celebrated by the parties in a later stage, following the terms and conditions outlined in the clauses ahead.

E. WHEREAS SUPPLY, in order to maintain the negotiations and eventually to celebrate a definitive Assignment and Transfer Option of Mineral Rights Agreement, agrees to carry


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out a due diligence within 60 (sixty) days; and for such purpose the CONTRACTING
PARTIES have decided to enter into and celebrate this "MEMORANDUM OF UNDERSTANDING", according to the following terms and conditions:

1.     EVALUATION AND STATEMENT OF INTEREST
1.1 SUPPLY hereby commits itself to pay to the PERMITTEE R$12,000.00 (twelve thousand Reals) for the right to thoroughly evaluate the area comprised in the GARIMPO OURO MIL.

1.2 The PERMITTEE, as from the date of the execution hereof and within the term of 60 (sixty) days, undertakes not to assign, transfer, encumber or lien the mineral rights comprised in GARIMPO OURO MIL, and, according to the terms and conditions set forth in this instrument, agrees to make available for SUPPLY to inspect and examine all and any data it might have access to in regard to GARIMPO OURO MIL. During this period, SUPPLY shall make site visit, examine the data and decide to exercise its option to acquire GARIMPO OURO MIL. In case SUPPLY decides to exercise its option to acquire GARIMPO OURO MIL, it shall notify the PERMITTEE of its decision at least five (5) days prior to the expiration of the abovementioned period.

1.3 In case SUPPLY, during the time established in item 1.2 or even after that, finds out that GARIMPO OURO MIL, hereto represented by the DNPM requirement registration no. 850415/2004 - which is under exam of priority by the DNPM - is not a priority exploration license, the PERMITTEE shall be held liable to obtain such rights from any third party within a period of 30 (thirty) days, at its sole expenses, and with no onus to SUPPLY. In this case, SUPPLY is entitled to take all the necessary steps to grant priority over the said Mineral Rights and shall deduct any and all expense arising from this action from the remaining payments to be made to the PERMITTEE or to terminate this agreement or any other it might have signed without incurring in any expense and it also shall receive back any and all amounts already paid to the PERMITTEE.

2.     ASSIGNMENT AND TRANSFER OPTION OF MINERAL RIGHTS
2.1 Having SUPPLY notified the PERMITTEE of its interest to acquire the GARIMPO OURO MIL, the parties hereby shall celebrate an Agreement for the Assignment and Transfer of Mineral Rights and Other Covenants, within a period of 90 (ninety) days, which shall establish and govern the terms and conditions of the transfers, as well as to register such agreement before the DNPM, provided it agrees to pay to the PERMITTEE as price for the assignment of the mineral rights and the possession rights, the values established as follows:

                       Dates (subject to change)                       Payment
                                                                         US$
I    Upon celebration of the definitive agreement                          30,000
II   Within 6 months of the execution of the definitive agreement          70,000
III  Within 18 months of the execution of the definitive agreement        120,000
IV   Within 30 months of the execution of the definitive agreement        180,000
V    Within 42 months of the execution of the definitive agreement      1,500,000
                             Total                                   US$1,900,000


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2.1.1. The values due shall be paid in Brazilian currency (reals) within five days upon the funds remittance. For the currency conversion and calculation, it shall be made according to the average buying and selling commercial exchange rate in effect on the effective date of the funds entrance, or in the absence thereof, the buying and selling commercial exchange rate as informed by the Central Bank on the date previous to the payment.

2.1.2. In addition to the price herein established, SUPPLY shall pay the PERMITTEE a NSR (royalty) of 1.5% (one and a half percent) of the gold sales which might be obtained by the PERMITTEE from the mining activities in the GARIMPO OURO MIL, being deducted the values corresponding to any and all direct taxes of any nature incurring upon the commercialization of gold. The PERMITTEE is entitled, at any time, to a back-in right of 100% in respect to the NSR, upon payment in reals of the equivalent of US$1,000,000 according to the terms and conditions set forth above.

2.2 The PERMITTEE agrees to, immediately after confirming priority over the Mineral Rights comprised in the GARIMPO OURO MIL - which proven shall be presented to SUPPLY - assign and transfer the said rights, upon payment by SUPPLY to the PERMITTEE of the amount established in (I) above as well as confirmation of such priority.

2.3 The payments herein set forth shall be done through a bank deposit in favour of Cidines da Silva Batista, account no. 20517-6, Branch 0759-5, of Banco Bradesco.

2.4 All the productive activities are concentrated in a segment of the Highway BR-163 which links the cities of Cuiaba and Santarem, comprising the area of interest of the CONTRACTING PARTIES. Therefore, the Parties shall take all the necessary actions, jointly or separately and in the most convenient way, in order to keep the GARIMPO OURO MIL in good standing and conditions, as well as out of any restrictions or informal miners. Being the PERMITTEE the legitimate and sole owner of the area comprising the GARIMPO OURO MIL, sharing in the mining results, right to rental or any indemnifications are included in the royalty established in clause 2.1 above. For such purpose, the PERMITTEE agrees to the best of its ability to provide to SUPPLY with technical, legal and operational support, as well as undertake to endeavour its best efforts to give SUPPLY any information it might have access to with respect to the GARIMPO OURO MIL, and to take all the actions necessary for the expeditious registration of the documents needed in order for the Agreement to be implemented, with SUPPLY being responsible for the financial expenses incurred to obtain such results.

2.5 SUPPLY may, before or after the registration of the Exploration Agreement Deed, transfer to any third parties, in whole or in part, the mineral rights granted to it under this Agreement, provided there is an inclusion of a clause in this regard.

2.6 At any time before the Option exercise and without onus to it, SUPPLY will be entitled to terminate the Agreement and drop the GARIMPO OURO MIL project, provided it notifies the PERMITTEE in writing - by fax or communication notice - of its intention, being henceforth free of any and all payment commitments yet to be due. If


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SUPPLY decides to exercise its option to terminate the Agreement, it shall assign back to the PERMITTEE the Mining Rights object of this agreement together with a detailed technical report which shall include all and any information gathered to date, within 15 days.

2.7 The CONTRACTING PARTIES will be liable for a jointly follow-up before the DNPM in regard to the Mineral Rights comprised in GARIMPO OURO MIL, especially regarding exploration permit requests, as well as undertake to endeavour their best efforts in order to keep the exploration license with respect to DNPM process no. 850415/2004, with SUPPLY bearing all expenses incurred for such purpose.

2.8 Each of the CONTRACTING PARTIES herein will be liable for any and all environmental damages resulting from their activities carried out in the GARIMPO OURO MIL. In this regard, the PERMITTEE will be responsible for the environmental damages it had caused and previously present in GARIMPO OURO MIL.

3. CONFIDENTIALITY

3.1. The fact that the Agreement has been executed as well as its contents and any technical and financial or other information pursuant to the GARIMPO OURO MIL constitute confidential information of the CONTRACTING PARTIES and shall not be disclosed, divulged or made known to any third party or published without previous written consent of the non-disclosing party. Exception to the confidentiality obligation will be the case in which any of the CONTRACTING PARTIES needs to disclose said information as a result of it is being linked to the stock market and disclosure is required by law.

4. NOTICES

4.1. Any notice related to this agreement shall be given in writing and shall be deemed to be effectively given upon personal delivery, or by registered letter or upon receipt of transmission by fax or cable, provided there is an acknowledgement of receipt. Such notices shall be sent to each party representative herein established.

5. REPRESENTATIONS AND WARRANTIES

5.1. Each of the PARTIES herein represents and warrants to each other that:
(a) they are corporations duly incorporated and validly existing and in good standing under the laws of their countries, and have the power, capacity and authority to enter into and perform the Agreement and all transactions contemplated herein;
(b) there are no actions in their By-Laws, statutes or agreements of which they are a party or object which may prevent the celebration and execution of this Agreement;
(c) The celebration of the Agreement will not result in a default under any agreement or instrument to which the PARTIES are a party, as well as will not infringe any applicable laws, regulations, suits, decree or rule which they might obey or any arrangement, waiver, or agreement of which constitute a party;

(d) there are no pending liabilities, warranties, pledge, or any other obligations which might significantly in any way interfere with the mineral rights object of the Agreement, and said rights are free and clear of any claims, liens or encumbrances;
(e) in respect of the mineral rights herein referred to, there are no contractual obligations in respect to royalties, finder's fee and/or any other contribution to any landowners, occupiers or third parties;
(f) there are no pending environmental liabilities.

6. AMENDMENTS AND PREVIOUS EVENTUAL AGREEMENTS AND GENERAL CONDITIONS

6.1. This agreement represents and comprises all the understanding and commitments agreed amongst the PARTIES, and replaces or overlaps any and all previous agreements and negotiations, verbal or written, with regard to the issues herein addressed.

6.2. By this agreement the signatories, their successors and any PERMITTEE assignees are obliged to comply with the terms and conditions set forth herein.

6.3. This agreement shall not be amended, in its parts or as a whole, except when previously agreed amongst the parties, and provided that such changes are done upon a written consent, executed and signed by the PEMITTEE representative of each party.

6.4. None of the CONTRACTING PARTIES is allowed to accept any payment default of the amounts foreseen herein, and in case any of payment defaults, it shall not be understood by the non-defaulting party as a future standard procedure.

6.5. This agreement and its annexes, which after being signed by the CONTRACTING PARTIES and the witnesses will make an integral part of this instrument, represent the whole agreement entered into by the Parties, and shall govern and regulate their activities, according to the terms and conditions set forth hereto. No other business carried amongst the parties, except for the one established herein, shall be accepted as valid unless it proves to be an amendment to this agreement.

6.6. The terms set forth in this agreement are valid and binding and shall regulate and govern the business amongst the CONTRACTING PARTIES, until a definitive Agreement is executed which is expected to occur by 15JAN2006.

6.7. The CONTRACTING PARTIES declare and warrant that they will grant an extrajudicial, executive power to this agreement, with full force, according to the terms established in item II, article 621 of the Code of Civil Procedure, Law no. 8953/94.

7. GOVERNING LAW AND DISPUTE RESOLUTION

7.1. This agreement shall be governed by the laws of Brazil.


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7.2. The Parties hereby agree that any and all dispute arising from this agreement shall be resolved at the Main Court of the city of Rio de Janeiro, State of Rio de Janeiro, with the waive of any other, prevailing over any others. However, the parties are entitled to solve any dispute by means of arbitration at the court of the city of Rio de Janeiro, provided that they have reached this decision by mutual agreement.

IT WITNESS WHEREOF, the parties execute this instrument in 3 (three) counterparts of identical tenor and form, in the presence of the witnesses below, who also subscribe this instrument, for all legal effect.



Itaituba, Pa, October 18, 2005



/s/ "CIDINES DA SILVA BATISTA"          /s/"HANS BIENER"
------------------------------          ----------------
(Signature)                             (Signature)
CIDINES DA SILVA BATISTA                HANS W. BIENER
PERMITTEE PARTY                         SUPPLYCONSULT




Witnesses
1) (Signature) signature not legible

2)



Stamp and signature of Notary Public dated 20OCT2005 in Itaituba, authenticating the signature of Ruy Barbosa de Mendon a signing for Cidines da Silva Batista.

Stamp and signature of Notary Public dated 27OCT2005 in Rio de Janeiro, authenticating the signature of HANS W. BIENER.

ANNEX A

Essential Data of PROCESS DNPM 850415/04

Essential Data
File: 850415; Year: 2004; Active: Yes
Applicant: CIDINES DA SILVA BATISTA
Location: OURO MIL
Last Event: REQ SURVEY/REQ COMPLETE SURVEY PROTOCOL 30JUL2004
Last Diploma -
Date of Protocol: 30JUL2004
Last Load: -
Hectares Requested: 10000 - Actual Hectares: 10000
Substance                    Class
GOLD ORE          metal containing mineral substances

Municipality:               District               State
ITAITUBA                    ITAITUBA               PA

Active Polygonal
Version / Seq: 1  Location:  DNPM Listing
Anchoring Point: Anchoring Point registered on January 2000
Latitude: + 7deg  2' 35.8"
Longitude: 56deg 14' 17.1"
Anchoring Vector - Distance of the First Vertex: 20553m Angle: 70deg 4'
Quadrant: NW
Polygonal - Area Informed: 10000 Ha Calculated Area: 10000 Ha Number of
Vertices: 4
Vectors:
          Distance     Direction
          10000.00        S
          10000.00        W
          10000.00        N
          10000.00        E